Exhibit 11




                         THERMO INSTRUMENT SYSTEMS INC.

                        Computation of Earnings per Share

                             Three Months Ended            Six Months Ended
                          ------------------------    -------------------------
                              July 1,       July 2,       July 1,        July 2,
                                 1995          1994          1995           1994
                          -----------   -----------   -----------    -----------

Computation of Fully Diluted
 Earnings per Share from
 Continuing Operations:

Income:
  Net income              $18,673,000   $13,564,000   $35,587,000    $26,040,000

  Add: Convertible
       obligation
       interest, net
       of tax               1,443,000     1,580,000     2,960,000      3,211,000
                          -----------   -----------   -----------    -----------
  Income applicable
   to common
   stock assuming
   full dilution (a)      $20,116,000   $15,144,000   $38,547,000    $29,251,000
                          -----------   -----------   -----------    -----------


Shares:
  Weighted average
   shares outstanding      72,265,770    70,455,320    71,878,744     70,157,430

  Add: Shares issuable
       from assumed
       conversion of
       convertible
       obligations         12,537,819    14,081,007    12,901,189     14,348,319

       Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)          459,669       310,480       459,669        351,882
                          -----------   -----------   -----------    -----------
  Weighted average
   shares outstanding,
   as adjusted (b)         85,263,258    84,846,807    85,239,602     84,857,631
                          -----------   -----------   -----------    -----------
Fully Diluted Earnings
 per Share from
 Continuing Operations
 (a) / (b)                $       .24   $       .18   $       .45    $       .34
                          ===========   ===========   ===========    ===========
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                                                                      Exhibit 11




                         THERMO INSTRUMENT SYSTEMS INC.


                  Computation of Earnings per Share (continued)


                             Three Months Ended            Six Months Ended
                          ------------------------    -------------------------
                              July 1,       July 2,       July 1,        July 2,
                                 1995          1994          1995           1994
                          -----------   -----------   -----------    -----------

Computation of Fully Diluted
 Earnings per Share:

Income:
  Net income              $18,673,000   $14,084,000   $35,589,000    $26,936,000

  Add: Convertible
       obligation
       interest, net
       of tax               1,443,000     1,580,000     2,960,000      3,211,000
                          -----------   -----------   -----------    -----------
  Income applicable
   to common
   stock assuming
   full dilution (a)      $20,116,000   $15,664,000   $38,549,000    $30,147,000
                          -----------   -----------   -----------    -----------
Shares:
  Weighted average
   shares outstanding      72,265,770    70,455,320    71,878,744     70,157,430

  Add: Shares issuable
       from assumed
       conversion of
       convertible
       obligations         12,537,819    14,081,007    12,901,189     14,348,319

       Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)          459,669       310,480       459,669        351,882
                          -----------   -----------   -----------    -----------
  Weighted average
   shares outstanding,
   as adjusted (b)         85,263,258    84,846,807    85,239,602     84,857,631
                          -----------   -----------   -----------    -----------
Fully Diluted Earnings
 per Share (a) / (b)      $       .24   $       .18   $       .45    $       .36
                          ===========   ===========   ===========    ===========
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